Exhibit 32
Certification Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President of Ironton Iron, Inc. (the “Company”) and Vice President of Finance and Chief Financial Officer of INTERMET Corporation, which is the owner of all the issued and outstanding common stock of the Company, hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert E. Belts
Robert E. Belts
President of Ironton Iron, Inc. (Principal Executive Officer and Principal Financial Officer) Vice President of Finance and Chief Financial Officer of INTERMET Corporation

Date: October 31, 2005